CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-169436 and 333-177026 on Form S-8 of our reports dated July 30, 2015, relating to the financial statements and financial statement schedule of Global Payments Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended May 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 30, 2015